Exhibit 99.1

HCI Group Reports First Quarter 2025 Results

First Quarter Diluted EPS of $5.35

First Quarter Pre-Tax Income of $100.3 million

Exzeo Ready to be Standalone Company

Tampa, Fla. – May 8 , 2025 – HCI Group, Inc. (NYSE:HCI), reported pre-tax income of $100.3 million and net income of $74.2 million for the first quarter of 2025. Net income after noncontrolling interests was $69.7 million compared with $47.6 million in the first quarter of 2024. Diluted earnings per share were $5.35 in the first quarter of 2025, compared with $3.81 diluted earnings per share, in the first quarter of 2024.

Management Commentary

“HCI Group had a terrific first quarter,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “We are happy to announce that Exzeo is ready to be a standalone company. Consequently, our Board has determined to pursue a potential tax-free spin-off of Exzeo to existing HCI shareholders that, subject to customary conditions, is targeted for completion by the end of the year.”

First Quarter 2025 Commentary

Consolidated gross premiums earned in the first quarter of 2025 increased by 17.0% to $300.4 million from $256.6 million in the first quarter of 2024 driven primarily by assumptions of policies from Citizens Property Insurance Corporation.

Premiums ceded for reinsurance in the first quarter of 2025 were $99.6 million compared with $68.1 million in the first quarter of 2024. The increase was primarily attributable to higher reinsurance costs due to growth in the number of policies in force and total insured value.

Net investment income in the first quarter of 2025 was $13.8 million compared with $14.1 million in the first quarter of 2024. The decrease was primarily attributable to a decrease in income from limited partnership investments.

Losses and loss adjustment expenses in the first quarter of 2025 were $59.3 million compared with $79.9 million in the first quarter of 2024 despite the growth in gross premiums earned. The decrease is primarily driven by a decline in claims and litigation frequency. The gross loss ratio in the first quarter was 19.7% compared to 31.1% in the first quarter of 2024.

Policy acquisition and other underwriting expenses in the first quarter of 2025 were $27.3 million compared with $22.1 million in the first quarter of 2024 driven by higher gross premiums earned.

General and administrative personnel expenses in the first quarter of 2025 increased to $20.5 million from $16.3 million in the first quarter of 2024. The increase was primarily attributable to higher accrued discretionary bonus, stock-based compensation and employee health benefits.

Conference Call

HCI Group will hold a conference call later today, May 8, 2025, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 325047

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through May 8, 2026.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 52364

About HCI Group, Inc.

HCI Group, Inc. is a holding company with two distinct operating units. The first unit includes four top-performing insurance companies, a captive reinsurance company, and operations in claims management and real estate. The second unit, called Exzeo Group, is a leading innovator of insurance technology that utilizes advanced underwriting algorithms and data analytics. Exzeo empowers property and casualty insurers to transform underwriting outcomes and achieve industry-leading results.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. In addition, there can be no assurance the Internal Revenue Service will determine the company’s proposed spinoff will be tax free to HCI shareholders. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Bill Broomall, CFA

Investor Relations

HCI Group, Inc.

Tel (813) 776-1012

wbroomall@typtap.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gateway-grp.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Dollar amounts in thousands, except per share amounts)

	Q1 2025	Q1 2024	FY 2024
	(Unaudited)	(Unaudited)
Insurance Operations
Gross Written Premiums:
Homeowners Choice	$117,133	$91,875	$593,943
TypTap Insurance Company	142,396	143,624	491,413
Condo Owners Reciprocal Exchange	7,731	19,487	81,411
Tailrow Reciprocal Exchange	21,985	-	-
Total Gross Written Premiums	289,245	254,986	1,166,767

Gross Premiums Earned:
Homeowners Choice	156,489	149,271	589,137
TypTap Insurance Company	124,447	103,748	442,876
Condo Owners Reciprocal Exchange	15,325	3,625	51,207
Tailrow Reciprocal Exchange	4,122	-	-
Total Gross Premiums Earned	300,383	256,644	1,083,220

Gross Premiums Earned Loss Ratio	19.7%	31.1%	34.6%

Per Share Metrics
Diluted EPS	$5.35	$3.81	$8.89

Dividends per share	$0.40	$0.40	$1.60

Book value per share at the end of period	$48.55	$38.50	$42.10

Shares outstanding at the end of period	10,765,336	10,276,463	10,767,184

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $651,071 and $719,536, respectively and allowance for credit losses: $0 and $0, respectively)	$652,861	$718,537
Equity securities, at fair value (cost: $52,962 and $52,030, respectively)	55,226	56,200
Limited partnership investments	20,176	20,802
Real estate investments	80,151	79,120
Total investments	808,414	874,659

Cash and cash equivalents	754,481	532,471
Restricted cash	3,722	3,714
Accrued interest and dividends receivable	7,650	6,008
Income taxes receivable	—	463
Deferred income taxes, net	1,502	72
Premiums receivable, net (allowance: $4,684 and $5,891, respectively)	54,704	50,582
Prepaid reinsurance premiums	38,009	92,060
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	46,335	36,062
Unpaid losses and loss adjustment expenses (allowance: $151 and $186, respectively)	481,434	522,379
Deferred policy acquisition costs	56,398	54,303
Property and equipment, net	30,237	29,544
Right-of-use-assets - operating leases	1,124	1,182
Intangible assets, net	4,565	5,206
Funds withheld for assumed business	8,451	11,690
Other assets	9,642	9,818

Total assets	$2,306,668	$2,230,213

Liabilities and Equity
Losses and loss adjustment expenses	$798,146	$845,900
Unearned premiums	573,565	584,703
Advance premiums	37,807	18,867
Reinsurance payable on paid losses and loss adjustment expenses	—	2,496
Ceded reinsurance premiums payable	19,779	18,313
Assumed premiums payable	3,582	2,176
Accrued expenses	29,110	17,677
Income tax payable	33,378	5,451
Deferred income taxes, net	3,661	2,830
Revolving credit facility	42,000	44,000
Long-term debt	185,332	185,254
Lease liabilities - operating leases	1,131	1,185
Other liabilities	34,708	32,320

Total liabilities	1,762,199	1,761,172

Commitments and contingencies
Redeemable noncontrolling interest	1,637	1,691

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 10,765,336 and 10,767,184 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively)	—	—
Additional paid-in capital	124,170	122,289
Retained income	397,171	331,793
Accumulated other comprehensive loss, net of taxes	1,342	(749)
Total stockholders' equity	522,683	453,333
Noncontrolling interests	20,149	14,017
Total equity	542,832	467,350

Total liabilities, redeemable noncontrolling interest, and equity	$2,306,668	$2,230,213

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Revenue

Gross premiums earned	$300,383	$256,644
Premiums ceded	(99,635)	(68,106)

Net premiums earned	200,748	188,538

Net investment income	13,751	14,067
Net realized investment gains	1,167	—
Net unrealized investment (losses) gains	(1,906)	2,635
Policy fee income	2,229	1,019
Other	444	355

Total revenue	216,433	206,614

Expenses

Losses and loss adjustment expenses	59,291	79,922
Policy acquisition and other underwriting expenses	27,287	22,139
General and administrative personnel expenses	20,483	16,274
Interest expense	3,384	3,149
Other operating expenses	5,649	7,700

Total expenses	116,094	129,184

Income before income taxes	100,339	77,430

Income tax expense	26,109	20,474

Net income	$74,230	$56,956
Net income attributable to redeemable noncontrolling interests	—	(10,149)
Net (income) loss attributable to noncontrolling interests	(4,546)	804

Net income after noncontrolling interests	$69,684	$47,611

Basic earnings per share	$6.47	$4.76

Diluted earnings per share	$5.35	$3.81

Dividends per share	$0.40	$0.40

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted earnings per common share is presented below.

	Three Months Ended			Three Months Ended
	March 31, 2025			March 31, 2024
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$74,230			$56,956
Less: Net income attributable to redeemable noncontrolling interests	—			(10,149)
Less: Net (income) loss attributable to noncontrolling interests	(4,546)			804
Net income attributable to HCI	69,684			47,611
Less: Income attributable to participating securities	(3,103)			(1,218)
Basic Earnings Per Share:
Income allocated to common stockholders	66,581	10,286	$6.47	46,393	9,751	$4.76

Effect of Dilutive Securities:
Stock options	—	350		—	280
Convertible senior notes	1,873	2,142		1,640	2,282
Warrants	—	7		—	305

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$68,454	12,785	$5.35	$48,033	12,618	$3.81

(a) Shares in thousands.